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                                                                    EXHIBIT 3.37

                                    FORM OF
                     LIMITED LIABILITY COMPANY DECLARATION
                                       OF
                              ABBOTT RESORTS, LLC
                    ADVANTAGE VACATION HOMES BY STYLES, LLC
                            BLUEBILL PROPERTIES, LLC
                         COASTAL REAL ESTATE SALES, LLC
                          PRISCILLA MURPHY REALTY, LLC
                              STYLES ESTATES, LLC

         THIS LIMITED LIABILITY COMPANY DECLARATION (the "Declaration") is made effective as of ___________, by and among the undersigned.

                                   RECITALS:

         A. The Company was organized pursuant to the Articles of Organization filed with, and approved by, the Florida Secretary of State on _______. Abbott Realty Services, Inc. ("Member") owns all of the Membership Interests in the Company.

         B. The Member makes this Declaration to regulate the affairs of the Company, the conduct of its business, and the rights of its Member.

         C. The Member intends that this Declaration shall serve as an operating agreement within the meaning of the Florida Limited Liability Company Act ss. 608.402(24).

                              OPERATING AGREEMENT:

         NOW, THEREFORE, it is declared as follows:

         1. FORMATION. The Company shall constitute a limited liability company formed pursuant to the Florida Limited Liability Company Act (the "Act"), as codified in Florida Statutes, Title XXXVI, ss.ss. 608.401 to
608.705. The rights and obligations of the Member shall be set forth in the Act except as this Declaration expressly provides otherwise.

         2.       NAME.  The name of the Company is:  _________________.

         3. BUSINESS. The business of the Company shall be: to engage in and conduct all and every kind of lawful business.

         4. REGISTERED AGENT AND OFFICE; PRINCIPAL EXECUTIVE OFFICE. The registered agent for the service of process and the registered office shall be that individual and location reflected in the Articles of Organization. The Managers may, from time to time, change the registered agent or office through appropriate filings with the Florida Secretary of State. In the event the registered agent ceases to act as such for any reason or the location of the registered office shall change, the


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Managers shall promptly designate a replacement registered agent or file a notice of change of address as the case may be. If the Managers shall fail to designate a replacement registered agent or change of address of the registered office within five days after the registered agent ceased to act as such or the location of the registered office changed, as the case may be, the Member of the Company may designate a replacement registered agent or file a notice of change of address.

         The Company's principal executive office shall be 530 Oak Court Drive, Suite 360, Memphis, Tennessee 38117. The Company may locate its principal executive office at any other place or places as the Managers may from time to time deem advisable.

         5. DURATION. The duration of the Company shall be perpetual, unless earlier terminated in accordance with the provisions of this Declaration.

         6.       MEMBER AND MEMBERSHIP INTERESTS.

                  (A) ORIGINAL MEMBER. The original Member of the Company and its percentage Membership Interests are listed on Schedule A attached hereto.

                  (B) ADDITIONAL MEMBERS. Additional members may be admitted into the Company on such terms and conditions as may be agreed upon by the Member. Unless named in this Declaration, or unless admitted to the Company as a substituted or new member as provided herein, no person shall be considered a Member, and the Company need deal only with the Member or Members so named and so admitted. The Company shall not be required to deal with any other person by reason of an assignment by a Member or by reason of the bankruptcy of a Member, except as otherwise provided in this Declaration.

                  (C) GOVERNANCE RIGHTS. Except as otherwise provided in this Declaration, the Articles of Organization and the Act, the Member shall have the right to vote on or consent to any matter which is submitted to the Member for its approval or consent.

         7.       SEPARATE CAPITAL ACCOUNTS.

                  (A) The Company shall maintain a separate Capital Account for each Member in accordance with the Regulations promulgated under section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (B) Upon the valid transfer of all or part of a Member's Membership Interest, a proportionate amount of his Capital Account shall be transferred to the transferee of such Membership Interest.


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         8.       CAPITAL CONTRIBUTIONS.

                  (A) INITIAL CONTRIBUTIONS. The Member contributed, as its initial Contribution to the Company, the money and/or property set forth on Schedule A attached hereto.

                  (B) NO ADDITIONAL CONTRIBUTIONS. No Member will be required to make an additional Capital Contribution to the Company.

                  (C)      NO THIRD PARTY RIGHTS. The provisions of this
Section 8 are not for the benefit of any creditor or other person other than a Member to whom any debts, liabilities, or obligations are owed by, or who otherwise has any claim against, the Company or any Member, and no creditor or other person shall obtain any rights under this section or by reason of this section, or shall be able to make any claim in respect of any debts, liabilities, or obligations against the Company or any Member.

         9. MEMBER NOT LIABLE FOR COMPANY LOSSES. Except as expressly provided under the Act, no Member shall be liable under any judgment, decree, or order of a court, or otherwise, in contract, tort or otherwise, for the acts, losses, debts, claims, expenses, liabilities, obligations or encumbrances of or against the Company or its property; nor shall any Member be obligated to restore a deficit balance, if any, in the Member's Capital Account.

         10.      PROFITS AND LOSSES.

                  (A) ALLOCATION OF PROFITS AND LOSSES. The net profits and net losses of the Company for each fiscal year shall be allocated to the Member as follows:

                  (B) ALLOCATIONS TO REFLECT CONTRIBUTED PROPERTY AND CAPITAL ACCOUNT REVALUATIONS. In accordance with section 704(c) of the Code and the Regulations thereunder, taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for Federal income tax purposes, be allocated to the Member so as to take into account any variation between the adjusted basis of such property for Federal income tax purposes and its fair market value at the time of contribution to the Company. As provided in section 1.704-1(b)(2)(iv)(f) of the Regulations, in the event that the Capital Accounts of the Member is adjusted to reflect the revaluation of Company property on the Company's books, then subsequent allocations of taxable income, gain, loss and deduction with respect to such property shall take into account any variation between the adjusted basis of such property for Federal income tax purposes and its adjusted fair market value, as recorded on the Company's books. Allocations under this paragraph shall be made in accordance with section 1.704-1(b)(4)(i) of the Regulations and, consequently, shall not be reflected in the Member's Capital Accounts.

                  (C) VARYING MEMBERSHIP INTERESTS DURING FISCAL YEAR. In the event there is a change in any Member's Membership Interest in the Company during a fiscal year, net profits and net losses shall be appropriately allocated to the Member to take into account the varying interests of the Member so as to comply with section 706(d) of the Code.


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                  (D)      REGULATORY ALLOCATIONS. Notwithstanding any other
provision in this Section 10 to the contrary, in order to comply with the rules set forth in the Regulations for (i) allocations of income, gain, loss and deductions attributable to nonrecourse liabilities, and (ii) partnership allocations where partners are not liable to restore deficit capital accounts, the following rules shall apply:

                           (1)      "Partner nonrecourse deductions" as
         described and defined in section 1.704-2(i)(1) and (2) of the Regulations attributable to a particular "partner nonrecourse liability" (as defined in section 1.704-2(b)(4); e.g., a Company liability which one or more Members have guaranteed) shall be allocated among the Members in the ratio in which the Members bear the economic risk of loss with respect to such liability;

                           (2) Items of Company gross income and gain shall be allocated among the Members to the extent necessary to comply with the minimum gain chargeback rules for nonrecourse liabilities set forth in sections 1.704-2(f) and 1.704-2(i)(4) of the Regulations; and

                           (3) Items of Company gross income and gain shall be allocated among the Members to the extent necessary to comply with the qualified income offset provisions set forth in section 1.704-1(b)(2)(ii)(d) of the Regulations, relating to unexpected deficit capital account balances (after taking into account (i) all capital account adjustments prescribed in section 1.704-1(b)(2)(ii)(d) of the Regulations and (ii) each Member's share, if any, of the Company's partnership minimum gain and partner nonrecourse minimum gain as provided in sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations).

         Since the allocations set forth in this Section 10(d) (the "Regulatory Allocations") may affect results not consistent with the manner in which the Members intend to divide Company distributions, the Managers are authorized to divide other allocations of net profits, net losses, and other items among the Members so as to prevent the Regulatory Allocations from distorting the manner in which distributions would be divided among the Members under Section 12 but for application of the Regulatory Allocations. The Managers shall have discretion to accomplish this result in any reasonable manner that is consistent with section 704 of the Code and the related Regulations. The Members may agree, by unanimous written consent, to make any election permitted by the Regulations under section 704 of the Code that may reduce or eliminate any Regulatory Allocation that would otherwise be required.

                  (E) TAX CONFORMITY; RELIANCE ON ATTORNEYS OR ACCOUNTANTS. The determination of each Member's share of each item of income, gain, loss, deduction or credit of the Company for any period or fiscal year shall, for purposes of sections 702 and 704 of the Code, be made in accordance with the allocations set forth in this Section 10. The Managers shall have no liability to the Member or the Company if the Managers rely upon the written opinion of tax counsel or tax accountants retained by the Company with respect to all matters (including disputes) relating


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to computations and determinations required to be made under this section or the provisions of this Declaration.

         11. COMPANY PROPERTY. Title to the property and assets of the Company may be taken and held only in the name of the Company.

         12.      APPLICATION OF COMPANY FUNDS.

                  (A) INTERIM DISTRIBUTIONS. From time to time, the Managers may determine in their reasonable judgment to what extent, if any, the Company's cash on hand exceeds its current and anticipated needs for such moneys including, without limitation, needs for operating expenses, debt service, capital expenditures, acquisitions and reserves. To the extent such excess exists, the Managers may make distributions from time to time to the Member, as follows: Distributions may be in cash or property or partly in both.

                  (B) RESTRICTIONS. All distributions by the Company to its Member shall be subject to the terms and provisions of ss.608.426 of the Act.

         13.      RIGHTS, DUTIES AND OBLIGATIONS OF THE MEMBERS.

                  (A) MANAGEMENT NOT AGENTS OF COMPANY. No Member, solely by virtue of its Membership Interest in this Company, is an agent of the Company and no Member shall have authority to bind the Company by its acts unless the Managers have granted such Member specific, written authority to act for the Company in a particular matter.

                  (B) EXTERNAL ACTIVITIES. Neither the Company nor any Member shall have any right, by virtue of this Declaration, to share or participate in such other investments or activities of any other Member or to the income or proceeds derived therefrom. No Member shall incur any liability to the Company or to any of the other Members as a result of engaging in any other business or venture.

                  (C) LIABILITY OF MEMBERS TO THIRD PARTIES. No Member shall be liable under any judgment, decree, or order of a court, or in any other manner, for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any Member, Manager, agent or employee of the Company.

                  (D) APPROVAL OF DISPOSITION OF COMPANY PROPERTY. The Member shall have the right, by a majority vote, to approve the sale, transfer or exchange of all, or substantially all, of the Company's assets or property (other than in the ordinary course of the Company's business) which is to occur as part of a single transaction or plan.

                  (E) APPROVAL OF MERGER OR CONSOLIDATION. The Member shall have the right, by a majority vote, to approve the merger or consolidation of the Company with or into any other entity.


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         14.      ACCOUNTS AND RECORDS.

                  (A) BANK ACCOUNTS. The Managers may from time to time open bank accounts in the name of the Company.

                  (B) RECORDS, AUDITS AND REPORTS TO BE MAINTAINED. The Company shall maintain the records and accounts of all operations and expenditures of the Company. The Company shall maintain the following records at the Company's principal executive office:

                           (1) A current list of the full names and last known business, residence or mailing address of each Member and each Manager;

                           (2)      A copy of the Certificate and all
         amendments thereto;

                           (3) A copy of the effective operating agreement and all amendments thereto, together with any executed copies of any written powers of attorney pursuant to which the operating agreement and any certificate and all amendments thereto have been executed;

                           (4) Copies of the Company's federal, state and local income tax returns and reports for the three (3) most recent taxable years;

                           (5) Copies of any financial statements of the Company for the three (3) most recent years and financial information sufficient to provide true and full information regarding the status of the business and financial condition of the Company;

                           (6) Records of all proceedings of the Member and the Managers;

                           (7) Any written consents obtained from the Member and the Managers;

                           (8) A statement of all Capital Contributions accepted by the Company, sufficient to provide true and full information regarding the amount of cash and description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each Member became a member; and

                           (9) Any other records and accounts as the Managers shall require the Company to maintain.

                  (C) ACCESS TO RECORDS. The records required to be maintained by the Company in Section 14(b), and any other records of the Company to which a Member is entitled to obtain under the Act, are subject to inspection and copying upon five (5) business days prior Notice from any Member, and at the expense of any Member or the Member's agent or attorney, during regular business hours of the Company.


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                  (D)      RECORDS OF MEMBERSHIP INTEREST. The Company shall
maintain a record of the Membership Interest held by each Member, as such Membership Interest shall be increased and decreased from time to time in accordance with this Declaration.

                  (E) REPORTS TO MEMBERS. The Company shall provide reports to the Member, at such time and in such manner as the Managers may determine reasonable. The Company shall provide the Member with those information returns required by the Code and the laws of all applicable local and foreign states.

                  (F) CONFLICTS OF INTEREST. No Member or Manager violates a duty or obligation to the Company merely because the Member's or Manager's conduct furthers such Member's or Manager's own interest. Any Member or Manager may lend money to and transact other business with the Company. The rights and obligations of a Member or Manager who lends money to or transacts business with the Company are the same as those of a person who is not a Member or Manager, subject to other applicable law. No transaction with the Company shall be voidable solely because a Member or Manager has a direct or indirect interest in the transaction if either the transaction is fair to the Company or a majority in interest of the disinterested Member or Manager, knowing the material facts of the transaction and the Member's or Manager's interest therein, authorize, approve, or ratify the transaction.

         15.      MEETINGS OF MEMBERS.

                  (A) ANNUAL MEETINGS. An annual meeting of the Member shall be held at the principal executive office of the Company or at any place as the Managers may from time to time elect for the purposes of electing Managers and for the transaction of any other business authorized to be transacted by the Member.

                  (B) SPECIAL MEETINGS. Special meetings of the Members may be called by the President. A special meeting of the Member may also be called by Members entitled to vote holding not less than twenty percent (20%) of any class of Membership Interest.

                  (C) PLACE OF SPECIAL MEETINGS. The Manager or Member or Members calling a special meeting may designate any place within the county in which the principal executive office of the Company located as the place of special meeting. If no designation is made, the place of meeting shall be the principal executive office of the Company.

                  (D) NOTICE OF MEETINGS. Except as provided in Sections 15(e) and (i) below, Notice (as defined in Section 22(i) below) of the place, date and hour of any meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting by or at the direction of the Manager or the Member or Members calling the meeting, to each Member entitled to vote at such meeting.


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                  (E)      MEETING OF ALL MEMBERS. If all of the Members
entitled to vote shall meet at any time and place and consent to the holding of a special meeting at such time and place, such special meeting shall be valid without call or notice, and any lawful action may be taken at such special meeting.

                  (F) QUORUM. Members entitled to vote holding a majority of the Membership Interests of the Company, represented in person, by telephone or other electronic communication or by proxy, shall constitute a quorum at any meeting of the Members.

                  (G) MANNER OF ACTING. The majority vote of the Members shall be the act of the Members, unless the vote of a greater proportion or number is otherwise required by the Act, by the Articles of Organization or by this Declaration. Unless otherwise expressly provided herein or required under applicable law, Members entitled to vote who have an interest (financial or otherwise) in the outcome of any particular matter upon which the Members vote or consent, may vote or consent upon any such matter and their vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Members.

                  (H) ACTION BY MEMBERS WITHOUT A MEETING. Any action permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent describing the action taken is signed by Members holding Membership Interests with voting power equal to the voting power that would be required to take the same action at a meeting of the Members. The action shall be evidenced by one or more instruments evidencing the consent, which shall be delivered to the Secretary for inclusion in the Company's records. Action taken under this section is effective when the required number of Members entitled to vote have signed the consent, unless the consent specifies a different effective date. Prompt notice of the taking of the action without a meeting by written consent of less than all of the Members shall be given in writing to those Members who did not consent in writing.

                  (I) WAIVER OF NOTICE. When Notice is required to be given to any Member, a waiver thereof in writing signed by the Member entitled to such Notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such Notice.

                  (J) PROXIES. Members who are entitled to vote may vote at any meeting either in person or by proxy in writing, which shall be filed with the Managers before being voted. Such proxy shall entitle the holders thereof to vote the Membership Interest of the Member granting the proxy at any meeting or any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the Member executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period.


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                  (K)      MEETINGS BY AND FORM OF COMMUNICATION. At the
discretion of the Managers, any and all Members may participate in an annual or special meeting by the use of any means of communication by which all Members participating may simultaneously hear each other during the meeting, to the extent such Member or Members is entitled to attend such meeting. A Member participating in a meeting by this means is deemed to be present in person at the meeting.

         16.      MANAGERS.

                  (A) MANAGEMENT OF COMPANY. Except as otherwise specifically limited herein, the Managers have the exclusive right to manage the Company's business. Accordingly, except as otherwise specifically limited in this Declaration or under applicable law, the Managers shall: (i) manage the affairs and business of the Company; (ii) exercise the authority and powers granted to the Company; and (iii) otherwise act in all other matters on behalf of the Company. No contract, obligation or liability of any kind or type can be entered into on behalf of the Company by any Member. The Managers shall take all actions which shall be necessary or appropriate to accomplish the Company's purposes in accordance with the terms of the Declaration.

                  (B) SPECIFIC RIGHTS AND POWERS OF MANAGERS. Subject to the approval rights of the Members set forth in Section 16(c) below and except as otherwise specifically limited in this Declaration or under applicable law, in addition to the rights and powers which they may have in accordance with
Section 16(a) above, the Managers shall have all specific rights and powers required for the management of the business of the Company including, without limitation, the right to do the following:

                           (1) Incur all reasonable expenditures and pay all obligations of the Company;

                           (2)      Execute any and all documents or
         instruments of any kind which the Managers deem necessary or appropriate to achieve the purposes of the Company, including, without limitation, contracts, agreements, leases, subleases, easements, deeds, notes, mortgages and other documents of instruments of any kind or character or amendments of any such documents or instruments;

                           (3)      Purchase or lease equipment for Company
         purposes;

                           (4) Borrow money from individuals, banks and other lending institutions for any Company purpose, and mortgage or pledge any or all Company assets;

                           (5) Procure and maintain, at the expense of the Company and with responsible companies, such insurance as may be available in such amounts and covering such risks as are appropriate in the reasonable judgment of the Managers, including insurance policies insuring the managers against liability arising as a result of any action they may take or fail to take in their capacity as Managers of the Company;


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                           (6)      Employ and dismiss from employment any and
         all Company employees, agents, independent contractors, attorneys and accountants; and

                           (7) Supervise the preparation and filing of all Company tax returns.

                  (C) APPROVAL OF MEMBER. Notwithstanding any contrary provision of this Declaration, the Managers shall not take any of the following actions without first obtaining the written approval of the Member which approval shall be given or withheld at the absolute discretion of the Member:

                           (1) Sell or exchange all or any substantial part of the Company's assets;

                           (2)      Issue any additional Membership Interests.

                  (D) NUMBER, TENURE AND QUALIFICATIONS. The number of Managers of the Company shall be not less than one (1). At any annual meeting or special meeting called for that purpose, the Member may increase or decrease the number of Managers, provided that the number thereof shall never be less than the minimum number required by the Act. The initial Manager is hereby elected as follows:

                                 James S. Olin

At each annual meeting of the Member, the Member shall elect Managers to serve a one (1) year term and until their successors are elected and qualify.

                  (E) REGULAR MEETINGS. Immediately after the annual election of Managers, the Managers may meet at the same place for the purpose of organization, the election of such officers as the Managers deem necessary or desirable and the transaction of other business. Other regular meetings of the Managers shall be held at such times and places as the Managers by resolution may determine and specify, and if so determined no notice thereof need be given, provided that unless all the Managers are present at the meeting at which said resolution is passed, the first meeting held pursuant to said resolution shall not be held for at least five (5) days following the date on which the resolution is passed.

                  (F) SPECIAL MEETINGS. Special meetings of the Managers may be held at any time or place whenever called by any Manager, so long as Notice (as defined in Section 22(i) below and pursuant to Section 16(g) below) is given to each Manager by the person calling the meeting. Notwithstanding the foregoing, meetings may be held at any time without formal notice provided if all of the Managers are present or those not present shall at any time waive or have waived notice thereof.

                  (G) NOTICE. Except as otherwise specifically provided herein, Notice of any special meetings shall be given at least two (2) business days prior to the date of the meeting.


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                  (H)      MEETINGS BY ANY FORM OF COMMUNICATIONS. The Managers
shall have the power to permit any and all Managers to participate in a regular or special meeting by, or conduct the meeting through the use of any means of communication by which all Managers participating may simultaneously hear each other during the meeting. A Manager participating in a meeting by this means is deemed to be present in person at the meeting.

                  (I) QUORUM AND MANNER OF ACTION. A majority of the number of Managers shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, the affirmative vote of a majority of the Managers present thereat is the act of the Managers, except as otherwise provided by law or by this Declaration. The fact that a Manager has an interest in a matter to be voted on at the meeting shall not prevent him from being counted for purposes of a quorum.

                  (J) VACANCIES. Any vacancy occurring in the Managers, including vacancies by virtue of removal for or without cause or an increase in the number of Managers, may be filled by the Member in accordance with the right of the Member to elect Managers pursuant to Section 16(d).

                  (K) RESIGNATION AND REMOVAL. A Manager may resign at any time upon Notice to the other Managers (or, if none, to the Member). One or more of the Managers may be removed with or without cause by a majority vote of the Member.

                  (L) COMMITTEES. The Managers may appoint an executive committee or such other committees as they may deem advisable, composed of one
(1) or more Managers, and may delegate authority to such committees as is not inconsistent with the Act. The members of such committee shall serve at the pleasure of the Managers.

                  (M) INFORMAL ACTION BY MANAGERS. Any action required to be taken at a meeting of the Managers, or any other action which may be taken at a meeting of the Managers, may be taken without a meeting if all Managers consent to taking such action without a meeting. If all Managers consent to taking such action without a meeting, the affirmative vote of the majority of the Managers is the act of the Managers. The action must be evidenced by one or more written consents describing the action taken, signed by each Manager, indicating each signing Manager's vote or abstention on the action, and shall be filed with the Company records reflecting the action taken.

         17.      OFFICERS.

                  (A) NUMBER AND ELECTION. The Officers of the Company shall be elected by the Managers. Each Officer shall have the duties specified in this Declaration or resolutions passed by the Managers. Such other Officers as may be deemed necessary may be elected or appointed by the Managers. The initial Officers are the following:

                  James S. Olin            Chief Executive Officer
                  Edward H. Seymour, Jr.   President and Chief Operating Officer
                  L. Park Brady, Jr.       Senior Vice President
                  Robert M. Launch         Vice President


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              M. Ronald Halpern      Vice President, General Counsel & Secretary
              David Selberg          Vice President and Treasurer
              J. Scott Murphy        Vice President and Controller
              Karen M. Ray           Assistant Secretary

                  (B) TERM OF OFFICE. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified in accordance with the terms of this Declaration or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

                  (C) REMOVAL AND RESIGNATION. An Officer serves at the pleasure of the Managers, who may remove an Officer at any time with or without cause. Except as otherwise provided in the Act, the Managers may also eliminate any Officer position at any time. The removal of an Officer is without prejudice to the contractual rights of the Officer, if any. Any Officer may resign at any time and for any reason. In the event of a vacancy in any office because of death, resignation or removal, the Managers shall elect a successor to such office.

                  (D) PRESIDENT. The President shall be the principal executive officer of the Company and shall supervise and control all of the business and affairs of the Company. The President shall see that all orders and resolutions of the Member and the Managers shall be carried into effect. The President shall sign and deliver in the name of the Company any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Company, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Organization or this Declaration or the Managers. The President shall perform any other duties prescribed by the Managers. In the event that the Company has a vacancy in the office of Secretary, any notices, documents or other matters that otherwise are required to go to the Secretary may be delivered to the President.

                  (E) SECRETARY. The Secretary shall keep accurate membership records for the Company and maintain records of and, whenever necessary, certify all proceedings of the Member and the Managers. The Secretary shall also receive notices required to be sent to the Secretary and to keep a record of such notices in the records of the Company and shall perform such other duties as are prescribed by the Managers or by the President.

                  (F) STANDARD OF CONDUCT. An Officer shall discharge the duties of an office in good faith, in a manner the Officer reasonably believes to be in the best interests of the Company and with the care and ordinarily prudent person in a like position would exercise under similar circumstances. In discharging his duties, an Officer is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by one or more Managers or Officers or employees of the Company whom the Officer reasonably believes to be reliable and competent in the matters presented or legal counsel, public accountants or other persons as to matters the office reasonably believes are within the person's professional or expert competence. An Officer is not acting in good faith if he has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted. An Officer is not liable for action taken as an Officer, or any failure to take any action if he performed the duties of his office in compliance with this section. A person exercising the principal functions of an office or to whom some or all of the duties and powers of an office are delegated is considered an Officer for purposes of this section.

         18.      INDEMNIFICATION.

                  (A) INDEMNIFICATION OF MEMBER AND MANAGERS. The Company shall indemnify any Member or Manager who was or is a party or it threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the Company), by reason of the fact that such Member or Manager is or was a Member, Manager or Officer of the Company, or is or was serving at the request of the Company as a member, governor, manager, director, officer, partner, employee or agent of another limited liability company, corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Member or Manager in connection with such claim, action, suit or proceeding if such Member or Manager acted in good faith and in a manner such Member or Manager reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Member's or Manager's conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Member or Manager did not act in good faith and in a manner which such Member or Manager reasonably believed to be in or not opposed to the best interests of the Company, or that, with respect to any criminal action or proceeding, the Member or Manager did not have reasonable cause to believe that such Member's or Manager's conduct was unlawful.

                  (B) INDEMNIFICATION IN ACTIONS BY OR IN RIGHT OF THE COMPANY. The Company shall indemnify any Member or Manager who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a Member, Manager or Officer of the Company, or is or was serving at the request of the Company as a member, governor, manager, director, officer, partner, employee or agent of another limited liability company, corporation, partnership, joint venture, employee benefit plan, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such Member or Manager in connection with the defense or settlement of such action or suit if such Member or Manager acted in good faith and in a manner such Member or Manager reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such Member or Manager shall have been adjudged to be liable for negligence or misconduct in the performance of such Member's or Manager's duty to the Company unless and only to the extent that the court in which such claim, action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such Member or Manager is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  (C) DETERMINATION OF MEETING APPLICABLE STANDARD. Any indemnification under Sections 18(a) and (b) (unless ordered by court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Member or Manager is proper in the circumstances because such Member or Manager has met the applicable standards of conduct set forth in Sections 18(a) and (b). Such determination shall be made by the affirmative vote of a majority of the Membership Interests held by Members entitled to vote who are not parties to, or who have been wholly successful on, the merits or otherwise with respect to such claims, action, suit or proceeding.

                  (D) PAYMENT OF EXPENSES IN ADVANCE OF DISPOSITION OF ACTION. Expenses (including attorney's fees) incurred in defending a civil or criminal claim, action, suit or proceeding may be paid by the Company in advance of the final disposition of such claim, action, suit or proceeding as authorized under the Act upon receipt of an undertaking by or on behalf of the Member or Manager to repay such amount if and to the extent that it shall be ultimately determined that such Member or Manager is not entitled to be indemnified by the Company as authorized in this Section 18.

                  (E) NON-EXCLUSIVITY OF ARTICLE. The indemnification authorized in and provided by this Section 18 shall not be deemed exclusive of and shall be in addition to any other right to which those indemnified may be entitled under any statute, rule of law, provision of certificate of formation, operating agreement, other agreement, vote or action of the Member or Managers or otherwise, both as to the actions in such person's official capacity and as to actions in another capacity while holding such office, and shall continue as to a Member or Manager who has ceased to be a Member, Manager or Officer and shall inure to the benefit of the heirs, executors and administrators of such Member.

                  (F) INSURANCE. The Company may purchase and maintain insurance on behalf of any Member or Manager who is or was a Member, Manager or Officer of the Company, or is or was serving at the request of the Company as a member, governor, manager, director, officer, partner, employee or agent of another limited liability company, corporation, partnership, joint venture, employee benefit plan, trust or other enterprise against any liability asserted against such Member or Manager or incurred by such Member or Manager in any such capacity arising out of such Member's or Manager's status as such, whether or not the Company is required or permitted to indemnify such Member or Manager against such liability under the provisions of this Section 18 or any statute.

         19.      TAXES.

                  (A) METHODS OF ACCOUNTING AND ELECTIONS. The Managers may select the method of accounting to be used by the Company and may approve the making of any tax elections for the Company allowed under the Code or the tax laws of any taxing jurisdiction.

                  (B) TAXES OF TAXING JURISDICTIONS. To the extent that the laws of any taxing jurisdiction so require, the Member will submit an agreement indicating that the Member will make timely income tax payments to the taxing jurisdiction and that the Member accepts personal jurisdiction of the taxing jurisdiction with regard to the collection of income taxes attributable to the Member's income, and interest and penalties assessed on such income. If the Member fails to provide such agreement, the Company may withhold and pay over to such taxing jurisdiction the amount of tax, penalties and interest determined under the laws of the taxing jurisdiction with respect to such income. Any such payments with respect to the income of a Member shall be treated as a distribution to such Member. The Managers may, where permitted by the rules of any taxing jurisdiction, file a composite, combined or aggregate tax return reflecting the income of the Company and pay the tax, interest and penalties of some or all of the Members on such income to the taxing jurisdiction, in which case the Company shall inform the Member of the amount of such tax, penalties and interest so paid.

                  (C) TAX MATTER PARTNER. The Managers shall designate a Member to act as the "tax matters partner" of the Company pursuant to section 6231(a)(7) of the Code. Any Member so designated shall take such action as may be necessary to cause each Member (other than the Member who acts as the tax matters partner) to become a notice partner within the meaning of section 6223 of the Code.

         20.      DISPOSITION OF MEMBERSHIP INTERESTS.

                  (A) RESTRICTIONS ON TRANSFER OF MEMBERSHIP INTEREST. Except as expressly provided in this Section 20, a Member may not sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of all or any part of his Membership Interest in the Company without first obtaining the written consent of remaining Members holding at least two-thirds (2/3) of the remaining Membership Interests (i.e., excluding for this purpose the entire Membership Interest held by the Member seeking to transfer, assign, or encumber all or part of such Interest). This section shall not prohibit the collateral assignment or pledge by any Member of his Membership Interest to a financial institution for the purpose of granting a security interest therein as collateral for an extension of credit, but no such assignee shall have the right, by virtue of such collateral assignment, to become a new member hereunder.

                  (B) DEATH. Upon the death of a Member, the Membership Interest of the deceased Member may be transferred to his spouse, his children or an entity created for the benefit of his spouse or his children. Any transferee may be admitted as a Member only upon compliance with the provisions of Section 20(d).

                  (C) SUBSTITUTE MEMBERS. The assignee or transferee of a Membership Interest shall have the right to become a substituted member in the Company if (1) the assignor or transferor so provides in the instrument of assignment, transfer or sale, (2) the assignee or transferee agrees in writing to be bound by the terms of this Declaration and the Articles of Organization, as amended to the date thereof, (3) such consent to the admission of the assignee or transferee as a substituted member has been obtained from the other Members as is required by the provisions of this Section 20, and (4) the assignee or transferee pays the reasonable costs incurred by the Company in preparing and recording any necessary amendments to this Declaration and the Articles of Organization.

                  (D) PROHIBITION ON CERTAIN TRANSFERS. Notwithstanding any provision in this Section 20 to the contrary, no voluntary or involuntary transfer, assignment or sale of a Membership Interest shall be effective unless and until the Managers have been furnished with information sufficient to enable counsel to the Company to determine that the proposed assignment, transfer or sale (i) does not violate federal or state securities laws or regulations or would require registration thereunder, (ii) would not cause the Membership Interest to become publicly traded, and (iii) would not result in a termination described in section 708(b) of the Code, all such assignments, transfers or sales being expressly prohibited.

         21.      DISSOLUTION AND WINDING UP.

                  (A) DISSOLUTION. The Company shall continue in full force and effect in perpetuity, except that the Company shall be dissolved and its affairs wound up prior to such date, upon the first to occur of the following events:

                           (1) The dissolution is approved by a majority vote of the Member of the Company;

                           (2) The entry of a final decree of dissolution of the Company by a court of competent jurisdiction.

                  (B) DISTRIBUTION OF ASSETS ON DISSOLUTION. Upon the dissolution of the Company, the property of the Company shall be distributed in the following order:

                           (1) To creditors, including the Member who is a creditors, to the extent permitted by law, in satisfaction of Company liabilities (whether by payment or the making of reasonable provisions for payment thereof).

                           (2) To the Member in accordance with positive Capital Account balances taking into account all Capital Account adjustments for the Company's taxable year in which the Company's liquidation occurs. Such distributions shall be in cash or property or partly in both, as determined by the Managers.

                  (C) EFFECT OF DISSOLUTION. Upon dissolution, the Company shall cease carrying on its business except to the extent necessary or appropriate for the winding up of the affairs of the Company. The Company is not terminated upon dissolution, but continues until the winding up of the affairs of the Company is completed and a certificate of cancellation with respect to the Company, or the equivalent thereof, has been filed in the office of the Florida Secretary of State. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of its liabilities in order to minimize the normal losses attendant upon such a liquidation. The Managers shall liquidate the Company and shall have the authority to perform any and all acts and to take any and all actions which may be necessary, appropriate, or incidental to continue the business of the Company during the process of winding up.

         22.      DEFINITIONS.  As used herein, the term:

                  (A) "Act" shall mean the Florida Limited Liability Company Act, as codified in Florida Statutes, Title XXXVI, ss.ss.608.401 to 608.705.

                  (B) "Capital Account" means, with respect to any Member, the initial Capital Contribution made by such Member --

                           (1) decreased by the amount of (i) any losses or deductions allocated to such Member, (ii) any distributions of cash or other property made to such Member and (iii) any liabilities of such Member assumed by the Company; and

                           (2) increased by the amount of (i) any profits allocated to such Member, (ii) any subsequent Capital Contributions made by such Member and (iii) any liabilities of the Company that are assumed by such Member.

Capital Accounts shall be maintained in accordance with the provisions of section 1.704-(1)(b)(2)(iv) of the Regulations and, to the extent not inconsistent therewith, generally accepted accounting principles.

                  (C) "Capital Contribution" means, with respect to each Member, the aggregate amount of cash or the adjusted basis of any property that such Member or his assignor has contributed to the Company in accordance with
Section 8 above.

                  (D) "Code" means the Internal Revenue Code of 1986 as amended.

                  (E) "Entity" includes, without limitation, foreign or domestic corporations (both non-profit and other corporations), partnerships (both limited and general), joint ventures, limited liability companies, unincorporated associations, business trusts, other trusts and estates.

                  (F) "Manager" shall mean a person elected, appointed, or otherwise designated as a manager by the Member pursuant to Section 16.

                  (G) "Member" or "Members" shall mean and include those persons identified on Schedule A who have executed this Declaration and any person who is admitted as an additional member or as a substitute member in accordance with this Declaration.

                  (H) "Membership Interest" shall mean a Member's interest in the Company consisting of the right to share in profits and losses, the right to share in distributions, the right to vote on matters and all other rights to which the Member is entitled under the Act. A Member's individual right to share in profits and losses and in distributions and to vote on matters shall be expressed as a percentage and detailed on Schedule A hereto.

                  (I) "Notice" shall be in writing. Notice may be delivered in person or sent by certified mail, return receipt requested, postage prepaid or by recognized overnight courier providing signed receipt for delivery. Notice is deemed given on the date of delivery. Facsimile notices may be sent as a courtesy but will not be binding. Notice to the Company shall be addressed to the President in care of the Company at the address of the Company's principal executive office. Notice to a Member or Manager shall be addressed to the Member or Manager at that Member's or Manager's address as reflected in Schedule A unless the Member or Manager has given the Company a Notice of a different address. Notice shall also be considered given as provided in the Act.

                  (J) "Officer" shall mean a person elected, appointed or otherwise designated as an Officer by the Managers pursuant to Section 17.

                  (K) "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated by the United States Treasury Department under the Code, as the same may be amended from time to time.

                  (L) "Schedule A" means the schedule attached to this Declaration and captioned "Schedule A," as in effect at the relevant time, including any amendments, modifications or supplements made from time to time.

         23.      REPRESENTATIONS OF MEMBERS.

                  (A) IN GENERAL. As of the date hereof, each Member hereby makes each of the representations and warranties applicable to such Member as set forth in this section and such representations and warranties shall survive the execution of this Declaration. Said warranties and representations shall also be made by and shall be binding upon all members admitted as additional Members or substitute Members at any time hereafter.

                  (B) POWER TO EXECUTE OPERATING AGREEMENT. Each Member hereby represents and warrants that if such Member is an Entity, it is duly organized or duly formed, validly existing, and in good standing under the laws of the jurisdiction of its organization and that it has full organizational power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Each Member hereby represents that it has the individual or organizational power and authority to execute and deliver this Declaration and to perform its obligations hereunder and, if such Member is an Entity, the execution, delivery and performance of this Declaration has been duly authorized by all necessary corporate, partnership, or organization action. Each Member hereby represents and warrants that this Declaration constitutes the legal, valid and binding obligation of such Member.

                  (C) INVESTMENT REPRESENTATIONS. The undersigned Member acknowledge (i) that the Membership Interests evidenced by this Declaration have not been registered under the Securities Act of 1933 or the securities laws of any state (the "Securities Acts") because the Company is issuing these Membership Interests in reliance upon the exemptions from the registrations requirements of the Securities Acts providing for issuance of securities not involving a public offering, (ii) that the

Company has relied upon the fact that the Membership Interests are to be held by each Member for investment, and (iii) that exemption from registrations under the Securities Acts would not be available if the Membership Interests were acquired by a Member with a view to distribution.

         Accordingly, each Member hereby represents and warrants to the Company that such Member is acquiring the Membership Interest for such Member's own account for investment and not with a view to the resale or distribution thereof. Each Member agrees not to transfer, sell or offer for sale any of portion of such Member's Membership Interest unless there is an effective registration, other qualification or exemption relating thereto under the Securities Acts. With respect to any transfer, offer or sale of a Membership Interest in reliance on an exemption, the Company may, in its sole discretion, require the holder of such Membership Interest to deliver to the Company an opinion of counsel, satisfactory to the Company, that such registration or other qualification under the Securities Acts is not required in connection with such transfer, offer or sale. Each Member acknowledges that the Company is under no obligation to register such Member's Membership Interest or to assist such Member in complying with any exemption from registration under the Securities Acts if such Member should at a later date wish to dispose of the Membership Interest. Furthermore, each Member realizes that such Membership Interest is unlikely to qualify for disposition under Rule 144 of the Securities and Exchange Commission unless such Member is not an "Affiliate" of the Company and the Membership Interest has been beneficially owned and fully paid by such Member for at least three years.

         Prior to acquiring a Membership Interest in the Company, each Member has reviewed the Company's Private Placement Memorandum and has made an investigation of the Company and its business and has made available to each such Member all information with respect thereto which such Member needed to make an informed decision to acquire the Membership Interest. Each Member considers himself or itself to be a person possessing experience and sophistication as an investor which are adequate for the evaluation of the merits and risks of such Member's investment in the Membership Interest.

         24. SEPARABILITY. The invalidity or unenforceability of any provision in this Declaration shall not affect the other provisions hereof and this Declaration shall be construed in all respect as if such invalid or unenforceable provision were omitted.

         25. INTERPRETATION. This Declaration shall be interpreted and construed in accordance with the laws of the State of Florida without giving effect to its choice of law or conflict of law provisions. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons referred to may require. The captions of sections of this Declaration have been inserted as a matter of convenience only and shall not control or affect the meaning or construction of any of the terms or provisions hereof.

         26. AMENDMENTS. This Declaration may be amended from time to time only by a written instrument adopted by the Member. No Member shall have any vested rights in this Declaration which may not be modified through an amendment hereto.

         27. COUNTERPARTS; EFFECTIVE DATE. This Declaration may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement. The signature of any party to a counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart. This Declaration is dated and shall be effective among the parties as of the date first above written.

         28. BINDING EFFECT. This Declaration shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, assigns, and legal representatives.

         29. ENTIRE AGREEMENT. The Member and the other parties hereto, if any, agree that all understandings and agreements heretofore made between them are merged in this Declaration, which alone fully and completely expresses their agreement with respect to the subject matter hereof. There are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, among the parties hereto, other than as set forth in this Declaration and the Articles. All prior agreements among the parties are superseded by this Declaration, which integrates all promises, agreements, conditions, and understandings among the parties with respect to the Company and its property.

         IN WITNESS WHEREOF, the Member has executed this Declaration effective as of the date first above written.

                                MEMBER:

                                ABBOTT REALTY SERVICES, INC.




                                By:   /s/ James S. Olin
                                      --------------------------------------
                                      James S. Olin, Chief Executive Officer

                                   SCHEDULE A



           MEMBER                            CAPITAL CONTRIBUTION                           MEMBERSHIP INTEREST
Abbott Realty Services, Inc.             As filed on 2002 tax return                              100%


                                      A-1